Exhibit 99.7

EQUITY COMMITMENT LETTER

December 15, 2025

TO:	Uinta Infrastructure Group Corp. (the “Company”)

400 W. Morse Boulevard, Suite 220

Winter Park, FL

Attention: Mark Michel, Chief Executive Officer

Ladies and Gentlemen:

In connection with that certain transaction, pursuant to which, among other things, Integrated Rail and Resources Acquisition Corp., and Tar Sands Holdings II, LLC will be acquired by the Company (the “Acquisition Transaction”), the undersigned investment fund (the “Investor”) is pleased to offer this commitment to purchase, directly or indirectly, securities of the Company subject to the terms and conditions herein and in that certain Indicative Term Sheet, dated as of the date hereof, between the undersigned and the Company (the “Term Sheet”), for an aggregate purchase price equal to at least $5,000,000 (the “Commitment”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Term Sheet.

1. Commitment. Subject to the terms and conditions of this letter and the Term Sheet, the Investor hereby commits and agrees to acquire, directly or indirectly, the Preferred Stock for an aggregate purchase price in cash equal to at least $5,000,000. The Investor’s obligations under this letter are binding and enforceable in accordance with their terms and the Investor shall fund the Commitment if, and only if, the conditions set forth in Section 2 are satisfied (or waived in writing by the Investor to the extent permitted hereby) on the Closing Date and this letter has not been terminated pursuant to Section 4. In no event shall the Investor be obligated to fund in excess of the Commitment.

2. Conditions Precedent. The Investor’s obligation to fund the Commitment shall be expressly subject to and conditioned upon the satisfaction (or, to the extent permitted, written waiver by the Investor) of the following conditions on or prior to the date of the consummation of the transactions contemplated by the Term Sheet (the “Closing Date”): (a) the CPs (as set forth in the Term Sheet); (b) no governmental entity of competent jurisdiction shall have enacted, issued or entered any law, order or injunction that is in effect and that enjoins or otherwise prohibits the consummation of the Acquisition Transaction or the Investment; (c) the representations and warranties of the Company in the definitive documentation governing the Investment shall be true and correct as of the Closing Date, subject to the standard of materiality set forth therein, and the Company shall have performed in all material respects its covenants thereunder; and (d) the Company shall have executed and delivered the definitive documentation for the Investment in the form attached reasonably satisfactory to the parties hereto (the “Investment Documents”). For the avoidance of doubt, no condition to funding shall be based on the availability of financing to the Investor.

3. No Recourse.

a. Notwithstanding anything that may be expressed or implied in this letter to the contrary, by its acceptance hereof, the Company acknowledges, covenants and agrees, on behalf of itself, its affiliates, and any person or entity (“Person”) claiming by, through or on behalf of any of them, that all claims, obligations, liabilities, causes of action, or proceedings (in each case, whether at law or in equity, and whether sounding in contract, tort, statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this letter, or the negotiation, execution, performance, or breach (whether willful, intentional, unintentional or otherwise) of this letter, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or as an inducement to, this letter (each of such above-described legal or equitable theories or sources of liability, a “Claim”) may be made only against (and are expressly limited to) the Investor as expressly identified in the signature pages of this letter. No Person who is not an Investor (including, without limitation, (i) any past present or future director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, management company, affiliate, agent, attorney, or representative of, and any financial advisor or lender to (all above-described Persons in this subclause (i), collectively, “Affiliated Persons”) the Investor or any affiliate of Investor, and (ii) any Affiliated Persons of such Affiliated Persons (the Persons in subclauses (i) and (ii), together with their respective successors, assigns, heirs, executors or administrators, collectively, “Non-Parties” and each, individually, a “Non-Party”)) shall have any liability or obligation whatsoever in respect of, based upon or arising out of any Claims.

b. Without limiting the generality of the foregoing, to the maximum extent explicitly permitted or otherwise conceivable under applicable law, (i) the Company hereby waives, releases and disclaims any and all Claims against all Non-Parties, including, without limitation, any Claims to avoid or disregard the entity form of an Investor or otherwise seek to impose any liability arising out of, relating to or in connection with a Claim on any Non-Parties, whether a Claim granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) the Company disclaims any reliance upon any Non-Parties with respect to the performance of this letter or any representation or warranty made in, in connection with, or as an inducement to this letter. This Section 3 shall survive the termination of this letter.

c. Notwithstanding anything to the contrary in this Section 3 or otherwise, (i) nothing herein shall limit the Company’s right to seek specific performance, solely against the Investor, of the obligation to fund the Commitment in accordance with Sections 1, 2 and 13, subject in all cases to the terms, conditions and limitations set forth herein, and (ii) if, and only to the extent, the Acquisition Agreement expressly contemplates that the seller thereunder (the “Seller”) may stand in the place of the Company and directly enforce the Investor’s obligation (to the extent of the Company’s rights to do so hereunder) to fund all or a portion of the Commitment for the purpose of consummating the Acquisition Transaction, the Seller shall be an express third-party beneficiary of Sections 1, 2, 3(c) and 13 with a right to seek specific performance solely against the Investor, in each case subject to (x) the cap in the definition of Commitment, (y) all other terms and conditions hereof, and (z) the satisfaction (or waiver, to the extent permitted) of the conditions set forth in Section 2. Except as provided in the foregoing sentence, no Person other than the Company shall have any rights as a third-party beneficiary hereunder.

4. Termination. All obligations of the Investor relating to, arising out of or in connection with this letter shall terminate automatically and immediately upon the earliest to occur of: (a) any indication by any proposed party to the Acquisition Transaction that the Acquisition Transaction will not be consummated on the terms represented to the Investor; (b) the valid termination of the Acquisition Agreement in accordance with its terms; (c) 5:00 p.m. New York City time on the date that is 3 months following the date hereof (the “Outside Date”), if the closing of the Acquisition Transaction has not occurred by such time; (d) the assertion by the Company, the Seller or any other of their respective affiliates, directly or indirectly, of any Claim against any Non-Party; or (e) mutual written agreement of the Investor and the Company. Sections 3, 7, 8, 9, 10, 11, 12 and 13 shall survive any termination of this letter, and no termination shall relieve any party of liability for its fraud or willful and material breach prior to such termination.

5. No Assignment. The Commitment evidenced by this letter shall not be assignable by the Company, on the one hand, or the Investor, on the other hand, without the prior written consent of the other of them, and such consent, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment.

6. Amendment. This letter may not be amended except pursuant to a written document duly executed by each of the Investor and the Company.

7. Third Party Beneficiary. Except for Non-Parties (pursuant to Section 3 hereof), (i) no Person other than the Company shall be entitled to rely upon this letter, (ii) this letter shall be binding upon and inure solely to the benefit of each party hereto, (iii) nothing herein or in any other agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies whatsoever under or by reason of this letter and (iv) no creditor of the Company or any of its Affiliates shall have any right to enforce this letter or to cause the Company to enforce this letter. Notwithstanding the foregoing, the Seller shall be an intended third-party beneficiary of Sections 1, 2, 3(c) and 13 solely to the limited extent, and for the limited purpose, set forth in Section 3(c).

8. Governing Law, Jurisdiction. This letter (including, without limitation, the validity, construction, effect or performance hereof and any remedies hereunder or related hereto), and all Claims, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any permitted Claim shall be brought and determined exclusively in a state or federal court located in the State of Florida. Each party agrees that irreparable damage may occur if any provision of this letter were not performed in accordance with its specific terms. Accordingly, the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent or cure any breach or threatened breach of this letter, in addition to any other remedy to which they are entitled at law, subject in all cases to the limitations herein.

9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Severability. Any term or provision of this letter that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this letter may not be enforced without giving effect to the provisions in Section 3.

11. Miscellaneous. This letter may be executed in any number of counterparts (including by electronic mail portable document format (*.pdf) (or similar electronic means) or facsimile signature), and each such counterpart when delivered shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. The provisions of this letter contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior oral or written agreements, undertakings, understandings, discussions, negotiations or proposals relating to the subject matter hereof. The headings contained in this letter are for convenience purposes only and will not in any way affect the meaning or interpretation hereof. All parties hereto acknowledge that each party and its counsel have participated in the drafting and negotiation of this letter and that any rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this letter.

12. Confidentiality. This letter shall be treated as strictly confidential and is being provided to the Company solely in connection with the Acquisition Transaction. This letter may not be used, circulated, quoted or otherwise referred to in any document except with the written consent of the Investor.

13. Specific Performance; Limitation of Liability; Exclusive Remedies. The parties acknowledge and agree that monetary damages may not be an adequate remedy for breaches of this letter and that, subject to the terms and conditions of this letter (including Sections 1, 2, 3 and 4), the Company shall be entitled to seek an order of specific performance requiring the Investor to fund the Commitment in accordance with this letter if, and only if, (i) all of the conditions set forth in Section 2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to such conditions being satisfied at the closing), and (ii) this letter has not been terminated pursuant to Section 4. In no event shall the Investor be required to fund, nor shall any party be entitled to recover, in the aggregate, amounts in excess of the Commitment. Except for the equitable relief expressly contemplated by this Section 13 and Section 3(c), the sole and exclusive remedy of the Company and, if applicable, the Seller for any failure of the Investment to close or any breach of this letter shall be to seek specific performance as provided herein; provided that nothing herein shall limit any party’s remedies for fraud or willful and material breach prior to termination, subject to the limitations of Section 3. Notwithstanding anything to the contrary, under no circumstances shall any Non-Party (as defined in Section 3) have any liability for any Claim, and recourse for any Claim shall be limited to the Investor solely to the extent expressly provided herein.

[Remainder of Page Intentionally Blank]

If the foregoing is acceptable to you, please sign and return a copy of this letter.

Very truly yours,

INVESTOR:

CRETO IRRX PIPE INVESTMENT, LLC

By:	Creto Capital Management, LLC
Its:	Manager

By:	/s/ Zane Beadles
Name:	Zane Beadles
Title:	Authorized Signatory

Accepted and Acknowledged:

COMPANY:

UINTA INFRASTRUCTURE GROUP CORP.

By:	/s/ Mark A. Michel
Name:	Mark A. Michel
Title:	Chairman & CEO

Signature Page to Equity Commitment Letter